Exhibit 99.1

Universal American Reacts to Class Action Complaint

RYE BROOK, N.Y.—(BUSINESS WIRE)—July 31, 2007—Universal American Financial Corp. (NASDAQ: UHCO) announced that a purported class action entitled “Elizabeth A. Conolly, Thomas McCormack, Shelley Z. Zhang, Green Meadows Partners, James Stellato and Rocco Sorrentino vs. Universal American Financial Corporation, Richard A. Barasch, Lee Equity Partners LLC, Perry Capital LLC, Union Square Partners Management LLC, Welsh, Carson, Anderson & Stowe, Barry Averill, Bradley E. Cooper, Mark M. Harmeling, Bertram Harnett, Linda H. Lamel, Eric W. Leathers, Patrick J. McLaughlin, Robert A. Spass, and Robert F. Wright” was filed in the Supreme Court of the State of New York, County of Westchester (Case No.13422-07 ).  The complaint alleges that:  (i) the defendants who are directors of the Company allegedly breached fiduciary duties they owed to Universal American’s shareholders in connection with Universal American entering into its previously announced merger agreement to acquire MemberHealth, Inc. and concurrent agreements with certain equity investors for such equity investors to acquire securities in Universal American (collectively, the “Transactions”), and the defendants who are equity investors purportedly aided and abetted that breach; and (ii) the  defendants who are directors of the Company allegedly breached their duty of candor to Universal American’s shareholders by failing to disclose material information concerning the Transactions.  The plaintiffs seek, among other things, an injunction against the consummation of the Transactions and damages in an amount to be determined.  Universal American has reviewed the complaint and believes that the lawsuit is without merit, and intends to defend against the claims vigorously.

About Universal American Financial Corp.

Universal American Financial Corp. is a specialty health and life insurance holding company. Through our family of companies, we offer a broad array of health insurance and managed care products and services, primarily to the growing senior population.  Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index.  For more information on Universal American, please visit our website at www.uafc.com.
Certain matters discussed in this news release and oral statements made from time to time by representatives of Universal American (including, but not limited to, statements regarding the identification of acquisition candidates and the completion and/or integration or accretion of any such transactions; statements regarding the viability of any acquisition proposal; statements regarding our expectations of Universal American’s operating plans and strategies generally; statements regarding our expectations of the performance of our Medicare Supplement and Medicare Advantage businesses and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; our ability to institute future rate increases; expectations regarding our Part D program, including our estimates of membership, costs and revenues; and future operating results) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond Universal American’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Universal American assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Transactions has been Filed with the SEC:

On July 19, 2007, Universal American filed a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with, among other things, the events and transactions described above.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTIONS, AND THE PARTIES TO THE TRANSACTIONS.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Universal American’s security holders and other interested parties may also obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Legal Department, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York, 10573, telephone (914) 934-5200, or from Universal American’s website, www.uafc.com.

Universal American and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Universal American’s shareholders with respect to the Transactions.  Information about Universal American’s directors and executive officers and their ownership of Universal American’s common stock is set forth in the proxy statement/prospectus.  Shareholders and investors may obtain additional information regarding the interests of Universal American and its directors and executive officers in the Transactions, which may be different than those of Universal American’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the Transactions, which are filed with the SEC.

CONTACT:  Universal American Financial Corp.
Robert A. Waegelein
Executive Vice President & Chief Financial Officer
914-934-8820
or
Investor Relations Counsel:
The Equity Group Inc.
Linda Latman, 212-836-9609
www.theequitygroup.com